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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

 We consent to the use in this Amendment No. 1 to the Registration Statement of Marine Shuttle Operations Inc. (the "Company") on Form S-1 of our report dated March 18,1999 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche
Chartered Accountants
Vancouver, British Columbia, Canada
May 2, 2001